UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): January 22, 2014

TONIX PHARMACEUTICALS HOLDING CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-36019	26-1434750
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

509 Madison Avenue, Suite 306, New York, New York 10022

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 980-9155

Copy of correspondence to:

Marc J. Ross, Esq.

James M. Turner, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway

New York, New York 10006

Tel: (212) 930-9700 Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01	Regulation FD Disclosure.

Tonix Pharmaceuticals Holding Corp. (the “Company”) intends to provide information relating to proposed changes in executive compensation of the Company in meetings with investors, which may be deemed non-public information.  Specifically, on January 15, 2014, the compensation committee of the Board of Directors of the Company (“Board”) made several recommendations to the Board regarding executive compensation for Dr. Seth Lederman, Dr. Leland Gershell and Dr. Bruce Daugherty, the Company’s Chief Executive Officer, Chief Financial Officer and Senior Director of Drug Development, respectively. These recommendations will be considered by the Board at its next meeting, which is scheduled for February 11, 2014. The Board can accept, reject or modify the recommendations, and should be considered preliminary and non-binding unless and until approved by the Board. The recommendations were as follows:

•	Issue stock option grants to the executive officers of most of the remaining 173,500 shares available under the Company’s existing stock option plan;

•	Increase the cash compensation of Seth Lederman, Leland Gershell and Bruce Daugherty to $425,000, $325,000 and $220,000, respectively;

•	Pay performance bonuses for fiscal 2013 to Seth Lederman, Leland Gershell and Bruce Daugherty in the amounts of $162,500, $78,750 and $47,500, respectively; and

•	Grant competitive severance benefits and change-in-control (“CIC”) protection benefits, including: (i) sale bonuses to the executive officers in the aggregate equal to 8% of net proceeds from a CIC transaction that results in net proceeds to the Company of at least $50 million; (ii) severance payments if terminated within 12 months after the CIC transaction equal to (x) twice the base salary and target bonus for 12 months for Dr. Lederman and (y) the base salary and target bonus for 12 months for Drs. Gershell and Daugherty; (iii) continuation of health insurance and benefits for 24 months for Dr. Lederman and 12 months for Drs. Gershell and Daugherty if terminated within 12 months after the CIC transaction; and (iv) double trigger on accelerated vesting for 100% of stock options upon a CIC; provided, however, that the amount of severance payments in (ii) and the length of continuation of health insurance and benefits in (iii) would be halved while the CIC bonus remains in effect. The CIC sale bonuses would terminate upon the Company granting long-term incentive compensation pursuant to an incentive equity plan to be adopted in the future.

The information contained in Item 7.01 of this Current Report on Form 8-K is furnished pursuant to, and shall not be deemed to be "filed" for the purposes of, Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.  The information contained in Item 7.01 of this Current Report shall not be incorporated by reference into any registration statement or any other document filed pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.  By filing this Current Report on Form 8-K and furnishing the information contained in this Item 7.01, the Company makes no admission as to the materiality of any such information that it is furnishing.

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SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TONIX PHARMACEUTICALS HOLDING CORP.

Date: January 22, 2014	By:	/s/ SETH LEDERMAN
Seth Lederman
Chief Executive Officer

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